Exhibit 99.1

Ascent Solar Announces Q1 Revenue Results - Exceeding the High End Guidance

April 29, 2014

THORNTON, Colorado -- Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer and manufacturer of state-of-the-art, flexible thin-film photovoltaic modules integrated into the company's EnerPlex TM series of consumer products, announced today preliminary revenue results for the Company's first quarter ended March 31, 2014.

Based upon preliminary data, the Company expects to post first quarter revenue of approximately $753,000, an increase of 30% over the fourth quarter of 2013 and slightly above the high end of published guidance for the quarter. This also represents an approximately 3-fold revenue increase from third quarter of 2013.

 Sales of its EnerPlex™ branded consumer products increased quarter over quarter 29% to $630,000. First quarter Government R&D contract revenue was $81,000, a sequential increase of 8%. Specialty Market PV sales of $42,000 composed the balance of the revenue for the quarter.

Victor Lee, President & CEO of Ascent Solar, said, "We are particularly pleased to be able to report revenue above the high end of our guidance demonstrating to our shareholders the sustained growth trajectory of our EnerPlex brand and products. Notably, our revenue growth was achieved in what is traditionally a seasonally weaker quarter in the retail industry. At this stage, early indications are that our second quarter sequential growth rate will accelerate due to the continued acceptance of our products, and support from our growing network of retailers and distributors."

For more information about the EnerPlex line of products, visit www.goenerplex.com.

The Company believes the EnerPlex product line is changing the paradigm of solar-integrated consumer electronics, providing consumers with lightweight, powerful and extremely durable charging solutions for all their portable electronics.

The preliminary, unaudited information provided above is based on the Company's current estimate of results from operations for the first quarter of 2014 and remains subject to change based on the Company's quarterly closing procedures including our execution of our internal controls over financial reporting, or the subsequent occurrence or identification of events prior to the formal issuance of the quarterly financial statement.

About Ascent Solar Technologies:
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that are more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex (and design)™:
EnerPlex is a registered trademark in the USA, European Community, Australia, Japan and Hong Kong. The EnerPlex brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's proprietary CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Ascent Solar Technologies
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com

or

Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194